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                                                                     EXHIBIT 5.1
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                                 April 15, 2002

Board of Directors
Horizon Bancorp
515 Franklin Square
Michigan City, Indiana 46360

         Re:      Dividend Reinvestment Plan for Horizon Bancorp

Ladies and Gentlemen:

         In connection with proposed issuance of up to 200,000 shares of common stock, no par value (the "Common Stock"), by Horizon Bancorp (the "Company") pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), covered by the Company's Registration Statement on Form S-3 filed on or about this date (the "Registration Statement"), we, as counsel to the Company, have reviewed:

         (1)  the Indiana Business Corporation Law of 1986, as amended;
         (2)  the Company's articles of incorporation;
         (3)  the Company's bylaws;
         (4)  the Plan;
         (5)  the Registration Statement;
         (6)  a copy of a form of Common Stock certificate; and
         (7) resolutions adopted by the Company's Board of Directors on March 19, 2002, authorizing the issuance of such securities.

         Based upon such review of the foregoing, it is our opinion that the common stock covered by the Registration Statement to be issued directly by the Company has been duly authorized and, when issued and sold pursuant to the terms described in the Registration Statement, will be legally issued by the Company, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "Legal Matters" in the related Prospectus. In giving this consent, however, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                /s/ Leagre Chandler & Millard LLP

                                LEAGRE CHANDLER & MILLARD LLP